UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2012

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Legacy Drive, Suite 130  Frisco, TX 75034

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (469) 287-7044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in a Current Report on Form 8-K filed on May 18, 2010 by Penn Treaty American Corporation (the “Company”), on May 10, 2010, the Insurance Commissioner of the Commonwealth of Pennsylvania (the “Insurance Commissioner”), in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company (“PTNA”), filed in the Commonwealth Court of Pennsylvania a Complaint against the Company, the parent of PTNA.  The Insurance Commissioner alleged that PTNA is owed approximately $2.3 million from the Company related to a federal tax refund and certain accrued paid time off liabilities.

On July 20, 2012, the Insurance Commissioner and the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) pursuant to which the Company would pay $1.2 million to PTNA.  On July 24, 2012, a Praecipe to Discontinue was filed with the Commonwealth Court of Pennsylvania settling, discontinuing and ending the case between the Insurance Commissioner and the Company.

A copy of the form of Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.1. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the form of Settlement Agreement, which is incorporated herein in its entirety by reference.

On July 6, 2012, by order of the Commonwealth Court of Pennsylvania (the “Order”), the court granted the Intervenors’ Petition to Recover Professional Fees, Costs and Other Expenses Awarded Pursuant to 40 P.S. §221.18(a) (the “Fee Petition”) whereby the Insurance Commissioner is ordered to reimburse the Intervenors, Eugene J. Woznicki and the Company, for professional fees, costs and other expenses of the defense of the rehabilitation proceeding, in equal amounts from the estates of PTNA and ANIC within ten days of the date of the Order.  The amounts due to the Company pursuant to the Fee Petition were paid by the Insurance Commissioner on July 16, 2012.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1

Form of Settlement Agreement and Release dated as of July 20, 2012 by and between Michael F. Consedine, Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company and Penn Treaty American Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

July 30, 2012	By:	/s/ Eugene Woznicki
Eugene Woznicki
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1

Form of Settlement Agreement and Release dated as of July 20, 2012 by and between Michael F. Consedine, Insurance Commissioner of the Commonwealth of Pennsylvania, in his official capacity as Rehabilitator of Penn Treaty Network America Insurance Company and Penn Treaty American Corporation.